UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 17, 2009

Calamos Asset Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Calamos Court
Naperville, Illinois		60563
(Address of Principal Executive Offices)		(Zip Code)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200
Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Effective December 17, 2009, Calamos Asset Management, Inc. (“Corporation”) named Nick P. Calamos President of Investments and Co-Chief Investment Officer; and James J. Boyne President of Distribution and Operations. Mr. Calamos (48) is a Director of the Corporation and served as Senior Executive Vice President and Co-Chief Investment Officer from October 2004 through December 2009. Mr. Calamos, who joined the Corporation in 1983 and has been instrumental in shaping our research and investment process over the last 25 years, is the nephew of John P. Calamos, Sr., our Chairman, Chief Executive Officer and Co-Chief Investment Officer. Mr. Boyne (43) served as the Chief Operating Officer of Distribution for Calamos Financial Services LLC, an affiliate of the Corporation, from June 2008 until December 2009. Mr. Boyne also served as the Corporation’s Senior Vice President, General Counsel and Secretary from April 2008 through December 2009. From 2001 through 2008, Mr. Boyne served as the Executive Managing Director, Chief Operating Officer (since 2004) and General Counsel of McDonnell Investment Management LLC where he was responsible for all operating, legal and compliance matters. Mr. Boyne’s annual base salary increased to $350,000 and his short- and long-term incentive opportunities remained at 200% of the annual base salary. No equity awards were granted in connection with the new officer appointments. A copy of the press release issued by the Corporation is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          99.1 Press release issued by the Corporation on December 21, 2009.

2

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.
Date: December 21, 2009	By:	/s/ John P. Calamos, Sr.
John P. Calamos, Sr.
Chairman, Chief Executive Officer and Co-Chief Investment Officer

3

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by the Corporation on December 21, 2009.